UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2012

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On October 30, 2012, the Company issued a press release announcing its financial results for the twelve and twenty-four weeks ended June 18, 2012 and the twelve and thirty-six weeks ended September 10, 2012. The press release also discloses information regarding the impact of the restatement of previously issued financial statements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety. Additional information regarding the restatement is also disclosed below under Item 8.01.

The information in this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

The press release references non-GAAP financial measures, including Adjusted EBITDA, restaurant-level profit, pro forma net income and free cash flow, to supplement the discussion of the Company’s results of operations. A discussion of these non-GAAP financial measures, including a discussion of the usefulness and purpose of each measure, is included below. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is set forth in Exhibit 99.1.

Adjusted EBITDA. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and further adjustments for deferred rent, restaurant impairments and closures, gains and losses on disposal of property and equipment, gains on insurance settlements, pre-opening costs and other expenses and items. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles (“GAAP”) and our calculation thereof may not be comparable to that reported by other companies. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations are:

•                  Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•                  Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•                  Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•                  other companies in the restaurant industry may calculate Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally. We further believe that our presentation of these U.S. GAAP and non-GAAP financial measurements provide information that is useful to analysts and investors because they are important indicators of the strength of our operations and the performance of our core business.

As described above, Adjusted EBITDA includes adjustments for deferred rent, restaurant impairments and closures, gains and losses on disposal of property and equipment, sponsor management fees, gains on insurance settlements, pre-opening costs and other expenses. It is reasonable to expect that these items, with the exception of sponsor management fees, will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our restaurants and complicate comparisons of our internal operating results and operating results of other restaurant companies over time. Each of these adjustments helps management with a measure of our core operating performance over time by removing items that are not related to day-to-day restaurant-level operations.

Management uses Adjusted EBITDA:

•                  as a measurement of operating performance because it assists us in comparing the operating performance of our restaurants on a consistent basis, as it removes the impact of items not directly resulting from our core operations;

•                  for planning purposes, including the preparation of our internal annual operating budget and financial projections;

•                  to evaluate the performance and effectiveness of our operational strategies;

•                  to evaluate our capacity to fund capital expenditures and expand our business;

•                  to calculate incentive compensation payments for our employees, including assessing performance under our annual incentive compensation plan; and

•                  to calculate financial ratios in material debt covenants in our senior secured credit facility.

In addition, this measurement is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back events that are not part of normal day-to-day operations of our business. By providing this non-GAAP financial measure, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

Restaurant-level profit. Restaurant-level profit represents revenues (x) less (i) licensing revenue not attributable to core restaurant operations, (ii) cost of sales, (iii) labor and benefits, (iv) occupancy expenses, and (v) other operating expenses (y) plus non-cash rent. Restaurant-level profit margin is calculated as restaurant-level profit divided by restaurant sales. Restaurant-level profit and restaurant-level profit margin are a supplemental measure of operating performance of our restaurants that do not represent and should not be considered as an alternative to net income or revenues as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. Restaurant-level profit and restaurant-level profit margin have limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Management believes restaurant-level profit and restaurant-level profit margin are an important component of financial results because they are a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant-level profit and restaurant-level profit margin as key metrics to evaluate our financial performance compared with our competitors, to evaluate the profitability of incremental sales and to evaluate our performance across periods.

Pro forma net income. Pro forma net income is net income adjusted for (i) costs related to the termination of the management agreement, (ii) expenses directly associated with our initial public offering (“IPO”), (iii) the estimated incremental costs of being a public company, (iv) estimated interest expense adjustments to reflect our capitalization subsequent to the IPO and (v) the estimated income tax effect resulting from the adjustments. Pro forma net income is a supplemental measure of our financial performance that does not represent and should not be considered an alternative to net income as determined by U.S. GAAP and our calculation thereof may not be comparable to that reported by other companies. Pro forma net income has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X. Management believes pro forma net income is a useful measure to describe the Company’s core operating results as it reflects add-backs for expenses related to items that will not occur following our IPO, changes in our capital structure following our IPO, additional general and administrative costs that we expect to incur as a public company and add-backs for certain expenses and other amounts that management does not consider to be indicative of the Company’s core operating results or business outlook over the long-term.

Free cash flow. Free cash flow represents net cash provided by operating activities less capital expenditures and related investments. Free cash flow is a supplemental measure of our financial performance that does not represent and should not be considered an alternative to net income or net cash provided by operating activities as determined by U.S. GAAP and our calculation thereof may not be comparable to that reported by other companies. Management believes free cash flow is a useful measure to describe the Company’s financial performance and measures its ability to generate excess cash from its business operations and shows its cash available to service debt, make strategic acquisitions and investments and repurchase its common stock.

Item 8.01.      Other Events.

Restatement of Financial Statements

The Company has completed its internal assessment of its lease accounting policies and the review of the Company’s historical accounting for fixed assets and related depreciation and certain other accounting areas. Accordingly, the Company has restated its previously issued financial statements as of January 3, 2011 and January 2, 2012 and for the years ended December 28, 2009, January 3, 2011 and January 2, 2012 and as of March 26, 2012 and for the twelve week periods ended March 28, 2011 and March 26, 2012. The restatement also includes the correction of errors in fiscal years prior to fiscal year 2009 and accordingly the Company recognized a cumulative adjustment to beginning retained earnings as of December 29, 2008. We have also provided supplemental financial data for fiscal years prior to fiscal year 2009. In connection with the restatement, PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has reissued its audit report covering the periods as of January 3, 2011 and January 2, 2012, and the fiscal years ended December 28, 2009, January 3, 2011, and January 2, 2012.

Lease Accounting

As previously reported in the Company’s July 18, 2012 press release, when accounting for leases that included stated fixed rent increases, the Company historically recognized rent expense on a straight line basis over the current lease term with the term primarily commencing when actual rent payments began. Additionally, the Company did not record straight line rent on leases which contained CPI adjustments that also were subject to stated minimum rent increases. Following an internal assessment, the Company deemed it necessary to correct errors related to its accounting treatment of certain leases. The Company has corrected the treatment of these leases to recognize rent expense on a straight line basis over the effective lease term, including cancelable option periods where failure to exercise the options would result in an economic penalty. The effective lease term commences on the date when the Company establishes effective control over the property. Furthermore, the Company now calculates straight line rent on properties with CPI adjustments that are subject to a stated minimum required rent increase. The changes to the recognition of rent expense are timing in nature and do not change the total cash payments or aggregate rent expense over the effective life of the lease term. The total amount of the increases to historical rent expense will be offset by the same aggregate amount of the adjustments in the form of lower rent expense in the future years of the effective lives of the impacted leases.

The lease accounting errors date back to 2006, the year of the Company’s origination. The aggregate effect of the lease accounting related restatement items for the five and one-quarter year plus period from 2006 (inception) through the first quarter of 2012 is a $3.6 million reduction in income before income taxes. The non-cash charges impact deferred rent expense, which is primarily included in occupancy expenses, and pre-opening expense (the deferred rent portion only). The cumulative impact of these expenses from 2006 through 2009 is a reduction of income before income taxes of $572 thousand. The impact is higher from 2010 through the first quarter of 2012, when the Company opened 24 new or converted units. The lease accounting restatement adjustments reduce pre-tax income by $1.1 million in 2010, $1.3 million in 2011 and $547 thousand in the first quarter of 2012. The increases in deferred rent expense and preopening expense resulted in a corresponding increase in deferred rent liability.

The lease accounting related restatement items do not impact the Company’s historical cash flows, revenues or comparable restaurant sales. Additionally, these lease accounting restatement items do not impact historical restaurant-level profit or Adjusted EBITDA.

Fixed Asset Review

Also, as previously reported, as a follow-up to the lease accounting review, the Company undertook a detailed review of its historical accounting for fixed assets and related depreciation expense, including a review of fixed asset additions from the Company’s inception, a restaurant-level inventory of fixed assets at all 144 restaurant locations, a detailed roll-forward of fixed assets to identify appropriate disposals, a reassessment of useful lives for all assets and the recalculation of depreciation as necessary. As a result, the Company deemed it necessary to correct its accounting related to fixed asset capitalization, useful lives and disposals, including demolition expenses in certain locations unrelated to new store development.

Capitalization. During the review the Company identified that it had incorrectly capitalized certain asset additions rather than expensing them as repairs and maintenance. Through an extensive review and reassessment of fixed asset additions from 2006 through the first quarter of 2012 the Company has identified items that were incorrectly capitalized and expensed them as repairs and maintenance to the appropriate period and corrected the associated asset balance, historical depreciation expense and accumulated depreciation.

Lease lives. Additionally, during the review of asset additions and the initial work performed around the proper determination of effective lease lives, the Company identified that it had not consistently considered the impact of the economic life or the effective lease term on the depreciable life of certain assets. As a result, the Company has reassessed the depreciable lives of its assets, made changes where necessary and recalculated depreciation accordingly.

Disposals. Finally, during the course of the fixed asset review, the Company concluded that it had not appropriately recognized loss on disposal for the undepreciated balance of assets that had been disposed or for existing store demolition costs not related to new store development, including remodels or catastrophic loss (a portion of which is recognized as reduction of gain on insurance settlements). The Company also determined that it had not removed certain assets and the related accumulated depreciation from the balance sheet upon disposal. Through an extensive asset roll-forward process, the Company identified the items that were retired through replacement, sale, or demolition, recognized the loss on disposal in the appropriate period and corrected the associated asset balance, historical depreciation expense and accumulated depreciation.

The aggregate effect of the related fixed asset accounting restatement items from 2006 through the first quarter of 2012 is a $6.0 million reduction in income before income taxes. These charges include increases in the loss on disposal of assets and other operating expenses and reductions in depreciation expense on the Company’s statements of operations and reductions of property and equipment, net and accumulated depreciation on the Company’s balance sheet. By year, the fixed asset accounting restatement adjustments reduce income before income taxes by $22 thousand in 2006, $1.7 million in 2007, $1.7 million in 2008, $293 thousand in 2009, $1.0 million in 2010, $1.1 million in 2011 and $198 thousand in the first quarter of fiscal year 2012.

The total fixed asset restatement adjustments discussed above include a loss on disposal related to a sale-leaseback transaction completed in 2008. During the course of the fixed asset review, the Company determined that it had understated the loss on the sale-leaseback in 2008 by $870 thousand. The correction also resulted in a reduction of property and equipment, net and accumulated depreciation. The Company also determined that it incorrectly accounted for certain deferred costs associated with the sale-leaseback transaction. The correction resulted in a reduction of other long-term assets and accumulated depreciation in 2008 and an associated $150 thousand reduction to amortization expense from the date of the transaction through the first quarter of 2012.

Other Items

In conjunction with the lease accounting and fixed asset accounting review, the Company undertook a broader review of its existing accounting policies and concluded it was necessary to make additional adjustments to its historical financial statements.

Advertising production costs. The Company incorrectly recognized production costs related to television commercials in 2011 and 2012 over the time the commercials had run as opposed to expensing them when the commercials first aired. The correction to reflect this change resulted in quarterly adjustments within 2011 and $275 thousand of additional other operating expense in the first quarter of 2012, but will have no effect on total expenses for the full year in either annual period. Going forward, the Company’s policy is to expense advertising media costs as incurred, while production costs will be expensed in the period the related advertising first takes place.

Vacation accrual. The Company determined that it had not appropriately recognized an accrual for earned but unpaid vacation in 2011. The correction to reflect this change resulted in quarterly adjustments within 2011, but had no effect on total expenses for the full year.

Liquor licenses. Historically the Company has capitalized the purchase of transferable liquor licenses for certain restaurant properties and shown the use of cash as a component of operating activities in the Consolidated Statement of Cash Flows. During the accounting review management determined that this would more appropriately be classified as a use of cash from investing activities. This amounted to an increase in net cash provided by operating activities of $465 thousand and $222 thousand in 2009 and 2011, respectively, with a corresponding increase in net cash used in investing activities. This reclassification has no impact on the Consolidated Balance Sheet or the Consolidated Statement of Operations.

Professional fees. As previously reported, the Company will also adjust $175 thousand of general and administrative expense from the first quarter of 2012 into 2011. The error correction relates to professional fees for quarterly reviews completed by the Company’s independent registered public accounting firm in 2011 that were previously recorded in the first quarter of 2012. This adjustment will have the effect of decreasing net income and Adjusted EBITDA in fiscal year 2011 and increasing both measures in the first quarter of 2012.

Income tax provision. The Company identified errors in its accounting for uncertain tax positions which dated back to the beginning of fiscal year 2009.  The Company performed a comprehensive recalculation of its uncertain tax positions to ensure that the appropriate amounts were recognized in each period.  This correction resulted in an increase in income tax expense and other long-term liabilities of $252 thousand in 2009, $280 thousand in 2010, $43 thousand in 2011 and $47 thousand in the first quarter of 2012.  The Company also identified errors in the accounting related to the changes in the valuation allowance recorded on its net deferred tax assets during the fiscal quarters of 2011. Prior to the fourth quarter of 2011, the company maintained a full valuation allowance.  The Company did not appropriately account for changes to the valuation allowance in quarterly periods prior to that time.  The correction in the accounting for the valuation allowance resulted in quarterly adjustments to income tax expense and deferred tax assets within 2011, but had no effect on the income tax benefit recognized for the full year.

Income tax effect of restatement adjustments. The restatement adjustments were analyzed to determine which amounts had a corresponding impact on the Company’s income tax expense (benefit) and the result is reflected as the income tax effect of restatement adjustments.

In summary, the aggregate effect of the combined adjustments and related tax effects for the five and one-quarter year plus period from 2006 (inception) through the first quarter of 2012 reduces the Company’s pre-tax income by $9.7 million and net income by $6.4 million. Over the same period, the pre-tax impact of the restatements reduce the Company’s Adjusted EBITDA by $4.4 million and the Company’s restaurant-level profit by $3.6 million. The adjustments do not impact the Company’s revenues, comparable restaurant sales or free cash flows.

On October 30, 2012, the Company issued a press release disclosing information regarding the impact of the restatement of previously issued financial statements, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety. For a more detailed summary of the effect the Company’s adjustment to its previously issued financial statements, please refer to the table below (in thousands).

	Fiscal Year Ended					Twelve Weeks Ended
	December 31, 2007	December 29, 2008	December 28, 2009	January 3, 2011 (1)	January 2, 2012	March 28, 2011 (1)	March 26, 2012
Income from operations
As reported	$6,620	$2,538	$12,800	$16,152	$19,429	$4,180	$5,366
Adjustments:
Depreciation expense	139	196	423	217	15	17	(20)
Repairs and maintenance expense	(1,202)	(718)	(489)	(426)	(634)	(176)	(89)
Loss on disposal of property and equipment	(633)	(1,168)	(227)	(445)	(474)	(149)	(89)
Deferred rent	(163)	(81)	(328)	(1,136)	(1,337)	(279)	(547)
Other	—	24	42	38	(138)	(377)	(91)
Net adjustment to income from operations	(1,859)	(1,747)	(579)	(1,752)	(2,568)	(964)	(836)
As restated	$4,761	$791	$12,221	$14,400	$16,861	$3,216	$4,530

Net income (loss)
As reported	$(3,997)	$(3,211)	$9,870	$11,848	$11,253	$1,158	$2,491
Adjustments:
Net adjustment to income from operations	(1,859)	(1,747)	(579)	(1,752)	(2,568)	(964)	(836)
Gain on insurance settlements	—	—	—	(355)	—	—	—
Adjustment to income before income taxes	(1,859)	(1,747)	(579)	(2,107)	(2,568)	(964)	(836)
Income tax effect of restatement adjustments	—	—	—	241	3,421	311	277
Income tax error adjustments	—	—	(252)	(280)	(43)	39	(47)
Net adjustment to net income (loss)	(1,859)	(1,747)	(831)	(2,146)	810	(614)	(606)
As restated	$(5,856)	$(4,958)	$9,039	$9,702	$12,063	$544	$1,885

Net income (loss) per share
As reported	$(0.21)	$(0.17)	$0.51	$0.62	$0.59	$0.06	$0.13
Adjustments	(0.10)	(0.09)	(0.04)	(0.11)	0.04	(0.03)	(0.03)
As restated	$(0.31)	$(0.26)	$0.47	$0.51	$0.63	$0.03	$0.10

Adjusted EBITDA
As reported	$23,325	$20,314	$30,276	$39,910	$44,105	$9,111	$11,116
Adjustments:
Repairs and maintenance expense	(1,202)	(718)	(489)	(426)	(634)	(176)	(89)
Non-development demolition costs	(354)	(79)	(1)	(132)	(26)	(12)	—
Other	—	—	—	—	(175)	(386)	(100)
Net adjustment to Adjusted EBITDA	(1,556)	(797)	(490)	(558)	(835)	(574)	(189)
As restated	$21,769	$19,517	$29,786	$39,352	$43,270	$8,537	$10,927

Restaurant-level profit
As reported	$36,180	$34,315	$47,726	$58,730	$64,733	$14,063	$17,112
Adjustments:
Repairs and maintenance expense	(1,050)	(690)	(466)	(419)	(600)	(174)	(87)
Other	—	—	—	—	—	(336)	(275)
Net adjustment to restaurant-level profit	(1,050)	(690)	(466)	(419)	(600)	(510)	(362)
As restated	$35,130	$33,625	$47,260	$58,311	$64,133	$13,553	$16,750

*  Share count used for EPS calculation is the post-split pre-IPO share count of 19.2 million shares. The EPS calculation in the periods presented above is not affected by the additional 6.4 million shares issued as part of the IPO, which was completed in May 2012.

(1) The “As Reported” numbers included above for the year ended January 3, 2011 and the twelve weeks ended March 28, 2011 are the amounts that were included within the final IPO prospectus and as previously revised (see Note 3 to our restated audited financial statements). In the previous revision, income from operations was increased by $208 thousand and $102 thousand and net income was increased by $284 thousand and $120 thousand for fiscal year 2010 and the first quarter of 2011, respectively.

Please refer to Exhibit 99.4 for a discussion of Adjusted EBITDA and restaurant-level profit, as well as a reconciliation of those measures to the most directly comparable U.S. GAAP financial measure for the periods presented above.

In connection with the restatement, the Company has included the following as exhibits to this Current Report on Form 8-K:

•                  Restated audited financial statements as of January 3, 2011 and January 2, 2012 and for the fiscal years ended December 28, 2009, January 3, 2011 and January 2, 2012 and unaudited financial statements as of March 26, 2012 and for the twelve week periods ended March 28, 2011 and March 26, 2012, attached hereto as Exhibit 99.2;

•                  Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 28, 2009, January 3, 2011 and January 2, 2012 and the twelve week periods ended March 28, 2011 and March 26, 2012 to reflect the restatement, attached hereto as Exhibit 99.3; and

•                  Revised Selected Historical Consolidated Financial and Operating data as of and for the fiscal years ended December 31, 2007, December 29, 2008, December 28, 2009, January 3, 2011 and January 2, 2012 and as of March 26, 2012 and for the twelve week periods ended March 28, 2011 and March 26, 2012 to reflect the restatement, attached hereto as Exhibit 99.4.

These restated and revised exhibits should be read in conjunction with the Registration Statement on Form S-1 (No. 333-175878) and amendments thereto (the “Form S-1”). The financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Selected Historical Consolidated Financial and Operating Data included in the Form S-1 should no longer be relied upon.

Controls and Procedures

In the Company’s Current Report on Form 8-K filed on July 18, 2012, the Company disclosed that, in connection with the restatement, the Company would review potential weaknesses or deficiencies in its internal controls over financial reporting and disclosure controls and procedures and evaluate the prompt implementation of necessary measures to remediate any such weaknesses or deficiencies. Accordingly, the Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its internal controls and disclosure controls and procedures.

Disclosure Controls and Procedures

The Company’s disclosure controls and procedures are designed to ensure that the information required to be filed or submitted with the SEC under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management of the company with the participation of its CEO and CFO, as appropriate to allow timely decisions regarding required disclosures.

In connection with the restatement and the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 18, 2012, an evaluation was performed under the supervision and with the participation of management, including the CEO and CFO, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. In the evaluation, the Company considered the restatement of its previously issued financial statements. Based on that evaluation and the material weaknesses described below, the CEO and CFO have concluded that the Company’s disclosure controls and procedures were ineffective as of January 2, 2012 and March 26, 2012.

Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with

U.S. GAAP; (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iv) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting, because of its inherent limitations, may not prevent or detect misstatements. Projections of any evaluation of effectiveness of internal controls for future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In connection with the restatement, the Company reviewed potential weaknesses in its internal control over financial reporting. A “material weakness” is a deficiency, or combination of deficiencies, in internal controls such that there is a reasonable possibility that a material misstatement of the Company’s financial statements will not be prevented, or detected in a timely basis. Management identified the following material weaknesses in its internal control over financial reporting as of January 2, 2012 and March 26, 2012.

•                  Lack of Sufficient Qualified Accounting and Tax Personnel. We did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the technical application of U.S. GAAP, including the accounting for income taxes.

•                  Lack of Adequate Supervision. The Company’s policies and procedures with respect to the review, supervision and monitoring of the accounting operations were either not designed or not operating effectively. In particular, during the years prior to our IPO, we maintained more limited accounting and tax staff which impacted the appropriate amount of review, supervision and monitoring of our accounting operations, which contributed to this material weakness.

These material weaknesses contributed to the control deficiencies below which are individually considered to be material weaknesses.

•                  Lease Accounting Controls. We did not maintain effective controls over the accounting for leases which resulted in a miscalculation of deferred rent. Specifically, effective controls were not designed over the identification of properties that required deferred rent, the appropriate identification of the effective lease term and the inclusion of the construction rent holiday in deferred rent calculations.

•                  Fixed Asset Controls. We did not maintain effective controls over the existence, completeness and accuracy of fixed assets and related depreciation and amortization expense. Specifically, effective controls were not designed and implemented for the identification of capital addition versus repairs and maintenance expense, periodic physical verification of fixed assets, the selection of appropriate useful lives for leasehold improvements and equipment and disposal of assets that were retired or replaced.

The above control deficiencies resulted in the need to restate our previously issued financial statements. Additionally, until fully remediated, these control deficiencies could result in a material misstatement to our future annual or interim financial statements that would not be prevented or detected.

Notwithstanding the above material weaknesses, management has concluded that our restated financial statements were prepared in accordance with U.S. GAAP. Accordingly, the audited financial statements as of January 3, 2011 and January 2, 2012 and for the fiscal years ended December 28, 2009, January 3, 2011 and January 2, 2012 and unaudited financial statements as of March 26, 2012 and for the twelve week periods ended March 28, 2011 and March 26, 2012 fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented in accordance with U.S. GAAP.

Planned Remediation Efforts to Address Material Weaknesses

While these material weaknesses are not remediated as of September 10, 2012, we have taken the following actions to address each of them:

Efforts to strengthen our accounting and finance department through additional professional staff. The Company is undertaking a long-term expansion of its accounting and finance department, which includes the addition of key supervisory and control personnel. In anticipation of a potential IPO, the Company originally hired a Vice President of Accounting in February 2011 who subsequently left the Company in November 2011. After a thorough search process, the Company hired a new Vice President of Accounting in February 2012, who has extensive experience establishing public company control environments and SEC reporting. The new Vice President of Accounting was instrumental in identifying the lease accounting issues that precipitated the restatement and related accounting review. The new Vice President of Accounting has supervision and oversight role over substantially all accounting functions, including the accounting for income taxes. In addition, as described in more detail below, the Company has recently hired a Director of Internal Audit who will be creating a new internal audit function and leading the continued development of the Company’s Sarbanes-Oxley compliance program. The Director of Internal Audit also has extensive experience in accounting leadership and establishing control environments in public companies. In addition, the Company has hired a dedicated fixed asset accountant and is actively recruiting for a senior lease accounting specialist.

Establishment of an internal audit function. In September 2012, the Company hired a Director of Internal Audit to create a new internal audit function and lead the continued development of the Company’s Sarbanes-Oxley compliance program. The new Director of Internal Audit reports to our Audit Committee and has been charged with the responsibility of improving the overall effectiveness of the control environment and creating a new internal audit function. In addition, the Director of Internal Audit will be responsible for overseeing the Company’s ongoing evaluation of internal control over financial reporting, which will include documenting the existing business processes, determining the gaps in the existing system of internal control, recommending improvements to the business processes, including the fixed assets, leasing and other accounting areas impacted by the restatement.  The Director of Internal Audit will also establish a mechanism to monitor the effectiveness of internal controls on an ongoing basis.

Lease accounting enhancements. To remediate the prior accounting issues, the Company has reviewed all of its leases to verify it is recording rent expense in accordance with U.S. GAAP. This process included the testing of its leases for compliance with ASC Topic 840 which includes the calculation of deferred rent, capital versus operating treatment, and determination of the effective lease term. In connection with the restatement, the Company also reviewed its internal procedures and implemented additional measures for the accounting treatment of leases to ensure that future leases and lease modifications are recorded in accordance with U.S. GAAP. Some of these additional measures include the identification and communication of the date that effective control is established over a property,  controls over the identification of triggering events to change the effective lease term and increased review and supervision over the lease accounting process. As a follow up to this review, the Company expects to purchase a new lease management software tool to more effectively automate the lease accounting function. Additionally, the Company is actively recruiting to fill a newly created senior lease accounting specialist role which will report up through the Vice President of Accounting.

Fixed assets improvements. During the restatement process the Company reviewed fixed asset additions since the Company’s inception, preformed an asset inventory at all of its restaurants and created a detailed re-rolling of its fixed assets to identify disposals and validate depreciation calculations. In addition, the Company has established a comprehensive asset inventory and classification process that will establish the foundation for it to improve its capabilities to more effectively record asset additions, transfers, retirements and disposals and their related depreciation expense. Going forward, the Company has redefined and communicated its capitalization policy, established controls over the effective lease term in relation to setting useful lives for leasehold improvements and will continue to inventory its fixed assets. In addition, the Company has augmented its asset accounting infrastructure by hiring a dedicated fixed asset accountant. This new role will be further complimented by an additional investment in a fixed asset software tool.

The Company will continue to review its internal control over financial reporting in the areas identified above and other areas and update its accounting policies and procedures accordingly.

Because of their inherent limitations, disclosure controls and procedures and internal control over financial reporting may not prevent or detect all misstatements. Also, projections of any evaluation of effectiveness of internal controls to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Furthermore, the Company has not completed the formal evaluation of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Company’s first Section 404 report will be prepared in connection with the Company’s Annual Report on Form 10-K for the fiscal year ending December 30, 2013. We cannot assure you that we will not uncover additional material weaknesses as of December 30, 2013 following this review. Also, until fully remediated, the control deficiencies outlined above could result in a material misstatement to our future annual or interim financial statements that would not be prevented or detected. In addition, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the fiscal year ending December 30, 2013, or the date we are no longer an “emerging growth company” as defined in the JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. We expect that we will remain an “emerging growth company” until the earliest of (i) the last day of our fiscal year following the fifth anniversary of our IPO; (ii) the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer,” which will occur at such time as we have (1) an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (2) been required to file annual, quarterly and current reports under the Exchange Act for a period of at least 12 calendar months, and (3) filed at least one annual report pursuant to the Exchange Act. As a result, we may qualify as an “emerging growth company” until as late as May 10, 2017. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Recovery of Incentive Compensation

We do not currently have a formal clawback policy in place for the recovery of incentive-based compensation awards in connection with a restatement. However, each participant in our Management Incentive Plan receives a notification indicating that he or she may be held responsible for any overpayment of a bonus award. While the restatement was not the result of any management misconduct, the Compensation Committee nevertheless determined that a clawback was in the best interests of the Company and its stakeholders. Accordingly, the Compensation Committee asked each of our named executive officers to repay the Company the difference between the amount each named executive officer was paid in incentive compensation and the amount each such officer would have been paid after giving effect to the restatement. The clawback applies to incentive compensation paid since fiscal year 2008, the year the Company implemented a measurable incentive compensation program tied to Adjusted EBITDA. As a result of the Compensation Committee’s clawback decision, the Company’s named executive officers have repaid an aggregate of $97,514 to the Company, which is comprised of $46,159 for fiscal year 2010 and $51,355 for fiscal year 2011. The restatement did not impact fiscal year 2008 or 2009 incentive compensation. The clawback proceeds will be recorded as a reduction to general and administrative expenses in the fourth quarter of fiscal year 2012. In addition, as discussed in the Company’s IPO prospectus, the Company intends to implement a formal clawback policy in the future that will comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once final rules and regulations implementing the clawback provisions of the Act are promulgated.

The information in this Current Report on Form 8-K is presented as of September 10, 2012 and other than as indicated above, has not been updated to reflect financials results subsequent to that date.

Disclosure on Forward-Looking Statements

This current report on Form 8-K includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Examples of forward-looking statements in this current report include the effectiveness of investments and new measures in our accounting and finance function to improve our internal controls over financial reporting. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including the risk factors discussed in our Registration Statement on Form S-1/A, filed on May 8, 2012 with the SEC, as supplemented by the risk factors included in our Quarterly Report for the twelve weeks ended June 18, 2012, both of which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press release dated October 30, 2012

99.2

Audited restated financial statements as of January 3, 2011 and January 2, 2012 and for the fiscal years ended December 28, 2009, January 3, 2011 and January 2, 2012 and unaudited financial statements as of March 26, 2012 and for the twelve week periods ended March 28, 2011 and March 26, 2012

99.3

Restated Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 28, 2009, January 3, 2011 and January 2, 2012 and the twelve week periods ended March 28, 2011 and March 26, 2012

99.4

Restated Selected Historical Consolidated Financial and Operating Data as of and for the fiscal years ended December 31, 2007, December 29, 2008, December 28, 2009, January 3, 2011 and January 2, 2012 and as of March 26, 2012 and for the twelve week periods ended March 28, 2011 and March 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2012

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Jeffrey L. Rager
Jeffrey L. Rager
Senior Vice President and Chief Financial Officer